EXHIBIT (d)



                          Investment Advisory Agreement


INVESTMENT ADVISORY AGREEMENT, made this 31st day of May, 1991, by and between TAX FREE FUND OF VERMONT, INC., a corporation organized and existing under the laws of the State of Vermont (hereinafter called the "Fund"), and Vermont Fund Advisors, Inc., a corporation organized and existing under the laws of the State of Vermont (hereinafter called the "Advisor").


                                   WITNESSETH:

WHEREAS, the Fund is engaged in the business as an open-end management investment company and is registered as such under the federal Investment Company Act of 1940; and

WHEREAS, the Advisor is engaged in the business of rendering investment supervisory services with respect to municipal securities and is registered as an investment advisor under the federal Investment Advisers Act of 1940; and

WHEREAS, the Fund desires to retain the Advisor to render investment supervisory services and provide office space and facilities and corporate administration to the Fund, in the manner and on the terms and conditions hereinafter set forth;

NOW, THEREFORE,  in  consideration  of the  premises  and  the  mutual  promises hereinafter set forth, the
parties hereto agree

as follows:

     I. The Advisor shall act as investment advisor and render investment supervisory services to the Fund and shall provide the Fund with office space and facilities and corporate administration, subject to and upon the terms and conditions set forth in this agreement.

     2. The Advisor shall obtain and evaluate such information relating to the economy, industries, businesses, municipal issuers, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder; shall formulate a continuing program for the management of the assets and resources of the Fund in a manner consistent with its investment objectives; shall determine the securities to be purchased and sold by the Fund, and the portion of its assets to be held in cash or cash equivalents, in order to carry out such program; and generally shall take such other steps, including the placing of orders for the purchase or sale of securities on behalf of the Fund, as the Advisor may deem necessary or appropriate for the implementation of such program. The Advisor shall also furnish to or place at the disposal of the

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     Fund such of the information, reports, evaluations,  analyses, and opinions formulated or obtained by the Advisor in the discharge of its duties hereunder as the Fund may, at any time or from time to time, reasonably request or as the Advisor may deem helpful to the Fund. In discharging this responsibility, the Advisor shall adhere specifically to the fundamental investment objectives and to the investment restrictions contained in the Bylaws of the Fund and the Registration Statement dated May 31, 1991, as amended from time to time, which the Fund has filed with the Securities and Exchange Commission. Such Bylaws and Registration Statement are attached to this Agreement as Appendices A and B, respectively, and are hereby made a part of this Agreement.

3.(a) The Advisor shall:

     (i) Pay or provide for and furnish to the Fund such office space equipment, facilities, personnel and services (exclusive of and in addition to those provided by any custodian, transfer agent or other institutional agent retained by the Fund) as the Fund may reasonably require in the conduct of its business;

     (ii) Maintain and preserve on behalf of the Fund, for such periods and in such forms as are prescribed by rules and regulations of the Securities and Exchange Commission (the "Commission"), all of the accounts, books and other documents the Fund is required to maintain and preserve pursuant to
     Section 31(a) of the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder which are not maintained and preserved on the Fund's behalf by any custodian, transfer agent or other institutional agent retained by the Fund;

     (iii) Furnish the services and pay or provide for the compensation and expenses of individuals competent (A) to perform for the Fund all executive and administrative functions that are not assigned to any custodian, transfer agent or other institutional agent retained by the Fund, and (B) to supervise and coordinate the activities of such institutional agents and the other agents (e.g., independent accountants and legal counsel) retained by the Fund; and

     (iv) Permit officers or employees of the Advisor who are duly elected or appointed as officers, directors or members of any advisory board or committee of the Fund to serve as such without remuneration from or other cost to the Fund.

          (b) The advisor shall pay all sales and promotional expenses incurred in the distribution of shares of the Fund. The expenses to be assumed and paid by the Advisor include the costs of:

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     (i) Media and direct mail advertising;

     (ii) Printing copies of the Fund's prospectus and shareholder reports which are used in its sales or promotional efforts; it being understood that the Fund will bear printing costs related to copies of its prospectus and reports which are distributed to its shareholders;

     (iii)Printing   share   purchase   order  forms  to  accompany  the  Fund's
     prospectus, and

     (iv) Corresponding and dealing with prospective investors, up to and including receipt of their orders for the purchase of Fund shares.

          (c) The Fund shall bear all expenses of its operation not specifically assumed by the Advisor as hereinabove set forth or as provided elsewhere in this Agreement. The Advisor, in its sole discretion, may at any time or from time to time pay or assume any expense that the Fund would or might otherwise be required to bear. However, the Advisor's payment or assumption of any such expenses on one or more occasions shall neither relieve the Advisor of any obligation to the Fund pursuant to paragraph 6(b) hereof nor obligate the Advisor to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

4. The Advisor may employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Advisor or the Fund with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the Advisor may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or for the discharge of Advisor's overall responsibilities with respect to the other accounts which it serves as investment advisor. The Advisor and any individual performing executive or administrative functions for the Fund whose services were made available to it by the Advisor are specifically authorized to allocate brokerage and principal business to firms that provide such services or facilities and to cause the Fund to pay a member of a securities exchange, or any other securities broker or dealer, an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange or another broker or dealer would have charged for effecting that transaction, if the Advisor or the individual allocating such brokerage determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such member, broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor with respect to the accounts as to which the Advisor exercises investment discretion (as such term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934).

5. All accounts, books and other documents maintained and preserved by the Advisor on behalf of the Fund pursuant to paragraph 3(a)(i) hereof are the property of the Fund and shall be surrendered by the Advisor promptly on request by the Fund. The Fund shall furnish or otherwise make available to the Advisor such financial reports, proxy statements and other information relating to the business and affairs of the Fund as the Advisor may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

6. As full compensation for all services rendered, facilities furnished and expenses paid or assumed hereunder by Advisor, the Fund shall pay the Advisor a fee at the annual rate of seven-tenths of one percent (7/10 of 1%) of the average daily net asset value of the Fund for average daily nest assets of up to $10 million and at the annual rate of six-tenths of one percent (6/10 of 1%) of the average daily net asset value of the Fund for average daily nest assets in excess of $10 million, as determined in accordance with its Bylaws. The amounts due the Advisor in payment of such fees shall be accrued daily by the Fund on the basis of the net asset value of the Fund applicable to the close of each business day, and, in the case of any day which is not a business day, the net asset value of the Fund applicable to the close of the last preceding business day; and the total amount thus accrued with respect to each calendar month or portion thereof during which this agreement remains in effect shall become due and payable to the Advisor as accrued during such calendar month. The term "business day" means a day for all or part of which the New York Stock Exchange is open for unrestricted trading.

7. The Advisor agrees that neither it nor any of its officers or directors shall take any long or short position in the shares of the Fund; but this prohibition shall not prevent the purchase by or for the Advisor or any of its officers or directors of shares of the Fund at the price at which such shares are available to the public at the moment of purchase.

8. Nothing herein contained shall be deemed to require the Fund to take any action to its Articles of Association or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of the Fund of its responsibility for and control of the conduct of the Fund.

9. The term of this Agreement shall begin on May 1, 1991, and, unless sooner terminated as provided in paragraph 10 hereof, this Agreement shall remain in effect through the close of business on April 30, 1993, and thereafter subject to the termination provisions and other terms and conditions hereof; if:

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     (a) such continuation  shall be specifically  approved at least annually by the Board of Directors, or by vote of a majority of the outstanding voting securities of each class and series within each class of the Fund, and concurrently with such approval by the Board of Directors or prior to such approval by the holders of the outstanding voting securities of the Fund, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval , of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party; and (b) the Advisor shall have not notified the Fund, in writing, at least sixty (60) days prior to April 30 of each year after 1993 that it does not desire such continuation. The Advisor shall furnish to the Fund, promptly upon its request such information in the possession of or readily available to the Advisor as the Directors of the Fund may at any time or from time to time deem reasonably necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

10. This Agreement may not be amended, transferred, assigned, sold or in any manner hypothecated or pledged, without the affirmative vote of a majority of the outstanding voting securities of each class and series within each class of the Fund, and this Agreement shall automatically and immediately terminate in the event of its assignment.

11. This Agreement may be terminated by either party hereto, without the payment of any penalty, upon sixty (60) days notice in writing to the other party; provided, that in the case of termination by the Fund, such action shall have been authorized by resolution of the Board of Directors or by vote of a majority of the outstanding voting securities of each class and series within each class of the Fund and further Provided, that in the case of termination by the Advisor, a majority of the Board of Directors -of the Fund who are not also Directors, Officers or employees of the Advisor shall have voted to waive the right of the Fund, granted hereby, to require the Advisor to provide six months, notice of intent to terminate. In the absence of such a vote by the Fund, the Advisor shall be required to give six months' written notice of intent to terminate.

12.Neither the Advisor, any affiliated person of the Advisor, nor any other person performing executive or administrative functions for the Fund whose services were made available to the Fund by the Advisor shall be liable to the Fund for any error of judgement or mistake of law or for any loss suffered by the Fund by reason of any action taken or omission to act committed in connection with the matters to which this Agreement relates, except that nothing herein contained shall be construed (i) to protect the Advisor or any affiliated person of the Advisor (whether or not such affiliated person is or was an officer, director or member of any advisory board of the Fund)

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     against any liability to the Fund or its security holders for any breach of fiduciary duty with respect to the Advisor's receipt of compensation for services to the Fund, (ii) to protect the Advisor or any affiliated person of the Advisor who is or was an officer, director or member of any advisory board of the Fund against any liability to the Fund or its security holders for any act or practice (other than the Advisor's receipt of compensation for services to the Fund) constituting a breach of fiduciary duty involving personal misconduct in respect of the Fund, (iii) to protect the Advisor against any liability to the Fund or its security holders to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office with the Fund. In the event that any affiliated person of the Advisor shall become a director, officer or employee of the Fund, then all actions taken or omissions to act made by such person in connection with the discharge of his duties to the Fund shall be deemed to have been taken or made by such person solely in his capacity as director, officer or employee of the Fund, notwithstanding the fact that the services of such person are being or have been furnished by the Advisor to the Fund as provided in this Agreement or that the compensation and expenses of such person are being or have been paid by the Advisor or any other affiliated person of the Advisor.

13. Nothing herein contained shall limit the freedom of the Advisor or any affiliated person of the Advisor to render investment supervisory services and provide corporate administration to other investment companies, to act as investment advisor or investment counsellor to other persons,, firms or corporations or to engage in other business activities; but so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect and until the Advisor shall otherwise consent, the Advisor shall be the only investment advisor to the Fund.

     14. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 shall be resolved by reference to such term or provision of that Act and to interpretations thereof, if any, by the United States courts, or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission validly issued pursuant to said Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested person", "assignment", and "affiliated person", as used in paragraphs 9,10,11,12 and 13 hereof, shall have the meanings assigned to them by
     Section 2(a) of the Investment Company Act of 1940, as amended. In addition, where the effect of a requirement of the Investment Company Act of 1940, as amended, reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or of general application,, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

TAX FREE FUND OF VERMONT, INC.


By /s/John T. Pearson
President


Attest  /s/Jacqueline Abbey

                                                     VERMONT FUND ADVISORS, INC.


/s/John T. Pearson
President


Attest  /s/Jacqueline Abbey